Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 16, 2014 (except for Note 1e, Note 2u, Note 7c, Note 9 and Note 14, as to which the date is August 26, 2014) in the Registration Statement (Form F-1) and the related Prospectus of ReWalk Robotics Ltd. dated August 26, 2014.

August 26, 2014	/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	A Member of Ernst & Young Global